UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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[ ]	Soliciting Material Pursuant to §240.14a-12

Zale Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 1, 2002

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zale Corporation, a Delaware corporation (the “Company”), will be held on Friday, November 1, 2002, at 10:00 a.m., local time, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, for the following purposes:

1.	To elect eight directors for terms that will expire at the 2003 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 17, 2002, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company’s headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders for any purpose germane to the meeting during ordinary business hours.

     We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible or by following the alternative voting procedures described on the proxy card, whether or not you expect to be present in person. Your vote is important, and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

By Order of the Board of Directors,

Hilary Molay Vice President, General Counsel and Secretary

Dallas, Texas October 2, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
OUTSTANDING VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF
ELECTION OF DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Corporate Performance Graph
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
VOTING REQUIREMENTS
STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES
STOCKHOLDER PROPOSALS
AVAILABILITY OF FORM 10-K

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

PROXY STATEMENT
October 2, 2002

GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the “Board of Directors”) of Zale Corporation, a Delaware corporation (the “Company”), to the holders of common stock of the Company (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, 10:00 a.m., local time, on Friday, November 1, 2002, and at any adjournments or postponements thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by Internet or telephone, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of KPMG LLP as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting or any adjournments or postponements thereof.

     The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation for doing so, in person or by telephone, electronically or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date for the Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card, or in following the alternative voting procedures described on the proxy card, will help to avoid additional expense.

     At September 17, 2002, the Company had 33,177,862 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 17, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about October 2, 2002.

OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth information regarding beneficial ownership of Common Stock by (1) persons believed to beneficially own more than five percent of the outstanding shares of Common Stock, (2) the Company’s directors, (3) the Company’s executive officers included in the summary compensation table, and (4) the Company’s directors and executive officers as a group, all as of September 17, 2002. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership(1)		Class(1)

Five Percent Stockholders:
Artisan Partners
100 North Water St, Suite 1170
Milwaukee, WI 53202	2,819,348	(2)	8.1
Directors and
Named Executive Officers:
Robert J. DiNicola	652,791	(3)	1.9
Mary L. Forté	87,814	(4)	*
Glen Adams	8,000	(5)	*
A. David Brown	8,750	(6)	*
Peter P. Copses	20,750	(7)	*
Richard C. Marcus	18,900	(8)	*
Charles H. Pistor, Jr.	8,500	(9)	*
Andrew H. Tisch	66,500	(10)	*
Sue E. Gove	130,372	(11)	*
David W. Howard	1,271	(12)	*
Alan P. Shor	247,530	(13)	*
Directors and Executive Officers as a Group (11 persons):	1,251,178		3.6

*	Represents less than one percent.

(1)	The information contained in this table with respect to Common Stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Ownership as of August 1, 2002, based on information furnished by Artisan Partners. Artisan Partners has shared voting and investment power with respect to all of the shares.

(3)	Includes 602,500 shares of Common Stock which Mr. DiNicola may acquire upon the exercise of options within 60 days after September 17, 2002.

(4)	Includes 85,000 shares of Common Stock which Ms. Forté may acquire upon exercise of options within 60 days after September 17, 2002, and 1,818 shares of Restricted Stock which will vest on February 25, 2003.

(5)	Consisting of 8,000 shares of Common Stock which Mr. Adams may acquire upon exercise of options within 60 days of September 17, 2002.

(6)	Consisting of 8,750 shares of Common Stock which Mr. Brown may acquire upon exercise of options within 60 days of September 17, 2002.

(7)	Includes 3,250 shares of Common Stock held by The Copses/Mueller Family Trust and 17,500 shares of Common Stock which Mr. Copses may acquire upon exercise of options within 60 days of September 17, 2002.

(8)	Includes 17,500 shares of Common Stock which Mr. Marcus may acquire upon exercise of options within 60 days after September 17, 2002.

(9)	Includes 7,500 shares of Common Stock which Mr. Pistor may acquire upon exercise of options within 60 days after September 17, 2002.

(10)	Includes 5,000 shares of Common Stock held by Mr. Tisch’s wife and brother as custodians for his two minor children, of which Mr. Tisch has shared voting and investment power, 5,000 shares held by two of his children, of which Mr. Tisch has shared voting and investment power, 20,000 shares of Common Stock held by Andrew H. Tisch 1991 Trust #2, and 25,500 shares of Common Stock which Mr. Tisch may acquire upon exercise of options within 60 days after September 17, 2002.

(11)	Includes 127,500 shares of Common Stock which Ms. Gove may acquire upon exercise of options within 60 days after September 17, 2002, and 1,818 shares of Restricted Stock which will vest on February 25, 2003.

(12)	Includes 1,250 shares of Common Stock which Mr. Howard may acquire upon exercise of options within 60 days after September 17, 2002.

(13)	Includes 242,916 shares of Common Stock which Mr. Shor may acquire upon exercise of options on or before October 31, 2002.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 2003 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

     The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted FOR such substitute nominees as the Board of Directors may designate.

     Information concerning each of the eight nominees to be elected pursuant to Proposal No. 1 is set forth below.

Robert J. DiNicola, Age 54.

Chairman of the Board

     Mr. DiNicola serves as Chairman of the Board, having relinquished the Chief Executive Officer position at the end of Fiscal Year 2002. Mr. DiNicola returned to the Company as Chairman of the Board and Chief Executive Officer on February 21, 2001. Previously, Mr. DiNicola had served as Chairman of the Board of the Company from April 18, 1994 to September 6, 2000. From September 6, 2000 until his return as Chairman and Chief Executive Officer in February 2001, Mr. DiNicola served as a member of the Board. He also served as Chief Executive Officer of the Company from April 18, 1994 until September 7, 1999. For the three years prior to joining the Company, Mr. DiNicola was a senior executive officer of The Bon Marché Division of Federated Department Stores, Inc., having served as Chairman and Chief Executive Officer of that Division from 1992 to 1994, and as its President and Chief Operating Officer from 1991 to 1992. From 1989 to 1991, Mr. DiNicola was a General Merchandise Manager of the Rich’s Department Store Division of Federated. For 17 years, prior to joining the Federated organization, Mr. DiNicola was associated with Macy’s, where he held various executive, management and merchandising positions, except for a one-year period while he held a division officer position with The May Department Stores Company, Inc.

Mary L. Forté, Age 51.

President and Chief Executive Officer, Director

     Ms. Forté was named President and Chief Executive Officer and also appointed to the Company’s Board of Directors effective August 1, 2002. Before being named to such positions, Ms. Forté had served as Executive Vice President and Chief Merchandise Officer since February 21, 2001. From January 1998 to February 2001, she served as Executive Vice President and Chief Administrative Officer. Ms. Forté joined the Company in July 1994 as the President of Gordon’s, and served in that position until January 1998. From January 1994 to July 1994, Ms. Forté served as Senior Vice President of QVC — Home Shopping Network. From July 1991 through January 1994, Ms. Forté served as Senior Vice President of the Bon Marche, Home Division of the Federated Department Store. From July 1989 to July 1991, Ms. Forté was Vice President of Rich’s Department Store, Housewares Division. In addition to the above, Ms. Forté has an additional 13 years of retailing and merchandising experience with Macy’s, The May Department Stores Company, Inc. and Federated Department Stores.

Glen Adams, Age 63.

Director

     Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas, a real estate financing and syndication firm. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company.

A. David Brown, Age 60.

Director

     Mr. Brown joined the Board as a director on March 4, 1997. Mr. Brown has served as Managing Partner for the New York office of Whitehead Mann, Inc., formerly Pendleton James Associates, since May 15, 1997. Prior to joining Whitehead Mann, Mr. Brown served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1, 1994 to May 14, 1997. Prior to joining Korn/Ferry, Mr. Brown held numerous positions with Macy’s, including Senior Vice President of Human Resources, a position he held from 1983 to 1994. Mr. Brown is a director of The Sports Authority and Selective Insurance Group, Inc. Mr. Brown also serves as a trustee for Drew University and The Jackie Robinson Foundation.

Peter P. Copses, Age 44.

Director

     Mr. Copses served from September 9, 1993 to September 9, 1996, as a director of the Company, returned to the Board on February 4, 1997, and has served as a director since that time. Since 1990, Mr. Copses has been a principal of Apollo Advisors, L.P., which, together with certain affiliates, acts as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., and Apollo Investment Fund V, private securities investment funds. Mr. Copses is a director of Rent-A-Center.

Richard C. Marcus, Age 63.

Director

     Mr. Marcus has served as a director of the Company since July 21, 1993. Since January 1997, Mr. Marcus has served as a Senior Advisor to Peter J. Solomon Company, a New York investment banking firm. Mr. Marcus is a director of Michael’s Stores Inc. and Fashionmall.com. Mr. Marcus is former Chairman and CEO of Neiman Marcus in Dallas, Texas.

Charles H. Pistor, Jr., Age 72.

Director

     Mr. Pistor joined the Board as a director on June 24, 1997. Mr. Pistor is the former Vice Chair of Southern Methodist University, and has served as Chief Executive Officer of Republic Bank Dallas and President of the American Bankers Association. Mr. Pistor currently serves as a director of Centex Corporation.

Andrew H. Tisch, Age 53.

Director

     Mr. Tisch has served as a director of the Company since July 21, 1993. Mr. Tisch has been Chairman of the Executive Committee of Loews Corporation since January 1999. He was Chairman of the Management Committee of Loews Corporation from 1994 to 1998. Mr. Tisch also served as Chairman of the Board and Chief Executive Officer of Lorillard, Inc. from 1989 to May 1994. Mr. Tisch served as President of Bulova Watch Co., Inc. from 1980 to 1989. From 1985 to 1989, Mr. Tisch served as a director of Gordon Jewelry Corporation prior to its acquisition by the Company. Mr. Tisch currently serves as a director of Loews Corporation, Canary Wharf, PLC, and K12 Inc. Mr. Tisch also serves as Chairman of the Board and as a director of Bulova Corporation, a supplier of watches to the Company.

     The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees listed above.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company’s 2002 fiscal year which began on August 1, 2001, and ended on July 31, 2002 (“Fiscal Year 2002”).

     The standing committees of the Board of Directors are the Audit and Compensation Committees. The Board of Directors does not presently have a formal Nominating Committee or committee performing a similar function. The principal functions and the names of the directors currently serving as members of the Audit and Compensation Committees are set forth below.

     The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a written charter. Under the charter, the Audit Committee’s responsibilities include: reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public or other uses thereof; reviewing the annual independent audit of the Company’s financial statements; reviewing the Company’s system of internal accounting and financial controls; and reviewing the internal audit process and internal audit results. The Audit Committee also reviews the Company’s quarterly financial statements. The Audit Committee met five times during Fiscal Year 2002. Glen Adams, Charles H. Pistor, Jr. and A. David Brown are the current members of the Audit Committee. Mr. Adams is Chairman.

     Subject to the final decision of the Board of Directors, the Compensation Committee reviews the proposed compensation of the Company’s Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation Committee administers the Company’s Stock Incentive Plan and its other incentive compensation plans. The Compensation Committee met two times during Fiscal Year 2002. The current members of the Compensation Committee are Richard C. Marcus, Andrew H. Tisch and Peter P. Copses. Mr. Marcus is Chairman.

     During Fiscal Year 2002, the Board of Directors met fourteen times, including telephone meetings. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

EXECUTIVE AND DIRECTOR COMPENSATION

     The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended July 31, 2002, July 31, 2001 and July 31, 2000, to the Company’s Chief Executive Officer and its other most highly compensated executive officers (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

				Long-Term

		Annual Compensation		Compensation

				Restricted	Securities	All Other
	Fiscal	Salary		Stock	Underlying	Compensation
Name and Principal Position	Year	($) (1)	Bonus($)(2)	Awards ($)(3)	Options(#)	($)

Robert J. DiNicola (4)	2002	1,250,000	—	—	—	682,631
Chairman of the Board and former Chief	2001	560,385	—	8,437,500	505,000	1,611,696
Executive Officer	2000	750,000	431,250	—	—	90,749

Mary L. Forté (5)	2002	400,000	—	—	200,000	72,473
President and Chief Executive Officer	2001	342,308	—	—	110,000	49,825
	2000	295,000	169,625	—	25,000	16,216

Sue E. Gove (6)	2002	400,000	—	—	100,000	32,323
Executive Vice President, Chief Operating	2001	311,538	—	—	120,000	30,441
Officer and Chief Financial Officer	2000	250,000	143,750	—	50,000	19,933

David W. Howard (7)	2002	275,000	—	—	5,000	49,059
Senior Vice President and Chief Information	2001	132,854	—	—	30,000	54,312
Officer	2000	213,622	123,625	—	10,000	22,628

Alan P. Shor (8)	2002	425,000	—	—	—	74,828
Former President and Chief Operating Officer	2001	425,000	—	—	30,000	47,738
	2000	375,000	215,625	—	100,000	17,405

(1)	Includes amounts contributed by such executive officers to the Company’s 401(k) savings plan.

(2)	Includes amounts deferred under the Executive Deferred Compensation Plan.

(3)	As of the end of Fiscal Year 2002, the aggregate restricted stock holdings for the named executive officers consisted of 3,636 shares with a value of $109,444, based on the closing price as of July 31, 2002, without giving effect to the diminution of value attributable to the restrictions on such stock. The outstanding restricted stock represents awards issued in 1999 to Ms. Forté and Ms. Gove. Such restricted stock is eligible for dividends and has vested as to 75% of the shares covered thereby, with the remaining 25% to vest on February 25, 2003.

(4)	Mr. DiNicola relinquished his position of CEO at the end of Fiscal Year 2002. Mr. DiNicola remains as Chairman of the Board. Mr. DiNicola’s “All Other Compensation” for 2002 consists of $1,720 for group term life insurance premiums, $5,000 for the Company’s Medical Expenses Reimbursement Plan, $22,780 Executive Financial Planning, $58,530 Executive Life Insurance Policy, $2,021 Second Executive Life Insurance Policy, $5,775 Executive LTD, $362,336 of additional compensation for payment of accrued interest on a loan, $14,730 car allowance, $10,509 annual insurance premiums paid by the Company, and $64,615 as retroactive payment of wage increase. In connection with his retirement, the Company paid $134,615 of vacation and related costs and agreed to pay certain expenses on an ongoing basis, including life insurance premiums, relocation expenses and medical costs, totaling approximately $680,000.

(5)	Ms. Forté served as Executive Vice President and Chief Merchandise Officer during Fiscal Year 2002. She was named President and Chief Executive Officer effective August 1, 2002. Ms. Forté’s “All Other Compensation” for 2002 consists of $1,104 for group term life insurance premiums, $7,500 for Executive Financial Planning, $4,050 for the Company’s Medical Expense Reimbursement Plan, $19,049 Executive Life Insurance Policy, $5,151 Executive LTD, $8,548 annual insurance premiums paid by the Company, $26,684 car allowance, and $387 estimated imputed interest on a loan related to taxes from a restricted stock award.

(6)	Ms. Gove served as Executive Vice President and Chief Financial Officer during Fiscal Year 2002 and was also named Chief Operating Officer effective August 1, 2002. Ms. Gove’s “All Other Compensation” for 2002 consists of $438 for group term life insurance premiums, $4,050 for the Company’s Medical Reimbursement Plan, $9,641 Executive Life Insurance Policy, $3,746 Executive LTD, $9,235 annual insurance premiums paid by the Company, $4,833 car allowance, and $380 estimated imputed interest on a loan related to taxes from a restricted stock award.

(7)	Mr. Howard returned to the Company on March 14, 2001 as its Chief Information Officer, after previously serving with the Company from April 6, 1998 to September 14, 2000. Mr. Howard’s “All Other Compensation” for 2002 consists of $581 for group term life insurance premiums, $4,050 for the Company’s Medical Expenses Reimbursement Plan, $29,000 Executive Life Insurance Policy, $885 Executive LTD, $6,143 annual insurance premiums paid by the Company, and an $8,400 car allowance. The “All Other Compensation” for 2001 consists of $797 for Group Term Life insurance premiums, $1,993 for the Company’s Medical Expenses Reimbursement Plan, $4,550 car allowance, $1,875 for Executive Financial planning, $23,500 payout of vacation time, and $21,597 for Relocation. The “All Other Compensation” for 2000 consists of $396 for Group Term Life Insurance premiums, $1,350 for the Company’s Medical Expenses Reimbursement Plan, $16,757 car allowance, and $4,125 for Executive financial planning.

(8)	Mr. Shor’s “All Other Compensation” for 2002 consists of $480 for group term life insurance premiums, $7,500 for Executive Financial Planning, $4,050 for the Company’s Medical Expense Reimbursement Plan, $18,857 Executive Life Insurance Policy, $885 Executive LTD, $6,603 annual insurance premiums paid by the Company, $6,482 car allowance and $548 estimated imputed interest on a loan related to taxes from a restricted stock award. Mr. Shor resigned as President and Chief Operating Officer effective July 31, 2002, and received a $1.5 million severance package payable over three years, of which $29,423 was paid in 2002.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all stock option grants to the named executive officers during the year ended July 31, 2002.

					Potential Realizable Value
					At Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants (1)				for Option Term (2)

	Number of
	Securities
	Underlying	% of Total Options	Exercise or
	Options	Granted to Employees	Base Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Robert J. DiNicola	—	—	—	—	—	—
Mary L. Forté	200,000	32.75%	$28.29	7/17/12	3,496,388	8,918,833
Sue E. Gove	100,000	16.37%	$28.29	7/17/12	1,748,194	4,459,416
David W. Howard	5,000	0.82%	$28.29	7/17/12	87,410	222,971
Alan P. Shor	—	—	—	—	—	—

(1)	Sets forth options granted under the Stock Incentive Plan for the fiscal year ended July 31, 2002. Unless the applicable plan agreement provides otherwise, options granted under the Stock Incentive Plan become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. Upon the occurrence of a change of control (as defined in the Stock Incentive Plan), options shall become fully and immediately exercisable.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for the Company’s Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning the number of securities underlying unexercised options and the value of unexercised options held as of July 31, 2002.

					Value of
	Shares		Number of Securities		Unexercised
	Acquired on	Value	Underlying Unexercised		In-the-Money Options
	Exercise	Realized	Options at Fiscal Year-End		at Fiscal Year-End (1)
	(#)	($)	(#)		($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. DiNicola	—	—	601,250	3,750	2,350	7,050
Mary L. Forté	11,250	239,224	85,000	301,250	—	362,000
Sue E. Gove	21,750	344,604	127,500	227,500	—	181,000
David W. Howard	6,250	78,894	1,250	27,500	—	9,050
Alan P. Shor	23,334	337,831	242,916	—	107,074	—

(1)	These amounts represent the excess of the fair market value of the Common Stock of $30.10 per share as of July 31, 2002 above the exercise price of the options.

Supplemental Executive Retirement Plan

     In 1995, the Company adopted a Supplemental Executive Retirement Plan (the “Executive Retirement Plan”). The purpose of the Executive Retirement Plan is to provide eligible executives with the opportunity to receive payments each year after retirement equal to a portion of their Final Average Pay as defined below. In 2000, the Board amended the Executive Retirement Plan to modify the class of executives who are eligible to be participants in the Executive Retirement Plan to include those employees who hold the office of Corporate Vice President, Division Senior Vice President, and all higher executive offices (“Participants”). In 2000, the Board amended the Executive Retirement Plan to reflect that the “Bonus Target” referred to therein is based on net income rather than earnings before interest, taxes, depreciation and amortization.

     A Participant becomes vested in his benefit in the Executive Retirement Plan after completing five years of service with the Company. A Participant also becomes vested in his or her Executive Retirement Plan benefits upon a change of control of the Company or the death or disability of the Participant while an active employee. A retired Participant who is vested is entitled to monthly payments continuing over the life of the Participant (or, at the election of the Participant, in a joint and 50% survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the Participant’s 65th birthday. The amount of each payment is determined under the following formula:

Benefit Points x Final Average Pay
100

     Benefit Points are calculated based on a goal for net income established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the Participant from the Company in the 60-month period ending immediately prior to the Participant’s retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Mary L. Forté, Sue E. Gove and David W. Howard (assuming the same salary of each of the named executive officers for the year ended July 31, 2002) are $304,000, $363,000 and $143,000, respectively. Mr. DiNicola and Mr. Shor received lump sum settlements of their accrued benefits under the Supplemental Executive Retirement Plan effective August 1, 2002, in the amounts presented below.

Employment Agreements

     Forté Employment Agreement. On August 1, 2002, the Company entered into a three year employment agreement with Ms. Forté, replacing an employment agreement dated August 1, 2001. Under the prior agreement, Ms. Forté received an annual base salary of $400,000 for serving as Executive Vice President and Chief Merchandise Officer. Under the new employment agreement, Ms. Forté is employed by the Company as its President and Chief Executive Officer at an annual base salary of $600,000. Ms. Forté is eligible to receive bonus compensation of up to 100% of her base salary in accordance with the terms and conditions of the Company’s Executive Bonus Program. In the event of a change of control (as defined therein), resulting in the termination of Ms. Forté’s employment, the Company shall pay her (1) an amount equal to three times her base salary, (2) an amount equal to three times the average annual bonus paid to her over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Company’s Supplemental Executive Retirement Plan.

     Gove Employment Agreement. On August 1, 2002, the Company entered into a three year employment agreement with Ms. Gove, replacing an employment agreement dated August 1, 2001. Under the prior agreement, Ms. Gove received an annual base salary of $400,000 for serving as Executive Vice President and Chief Financial Officer. Under the new employment agreement, Ms. Gove is employed by the Company as its Executive Vice President, Chief Operating Officer and Chief Financial Officer at an annual base salary of $500,000. Ms. Gove is eligible to receive bonus compensation of up to 75% of her base salary in accordance with the terms and conditions of the Company’s Executive Bonus Program. In the event of a change of control (as defined therein), resulting in the termination of Ms. Gove’s employment, the Company shall pay her (1) an amount equal to three times her base salary, (2) an amount equal to three times the average annual bonus paid to her over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Company’s Supplemental Executive Retirement Plan.

     Howard Employment Agreement. On August 1, 2002, the Company entered into a three year employment agreement with Mr. Howard, replacing an employment agreement dated August 1, 2001. Under the prior agreement, Mr. Howard received an annual base salary of $275,000 for serving as Senior Vice President and Chief Information Officer. Under the new employment agreement, Mr. Howard is employed by the Company as its Senior Vice President and Chief Information Officer at an annual base salary of $300,000. Mr. Howard is eligible to receive bonus compensation of up to 50% of his base salary in accordance with the terms and conditions of the Company’s Executive Bonus Program. In the event of a change of control (as defined therein), resulting in the termination of Mr. Howard’s employment, the Company shall pay him (1) an amount equal to three times his base salary, (2) an amount equal to three times the average annual bonus paid to him over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Company’s Supplemental Executive Retirement Plan.

     DiNicola Consulting Agreement Mr. DiNicola was compensated under his employment agreement effective August 1, 2001. Under that agreement, Mr. DiNicola was entitled to an annual base salary of $1,250,000 for serving as Chairman and Chief Executive Officer. He retired as Chief Executive Officer and became a non-employee Chairman of the Board at the end of Fiscal Year 2002. Benefits Mr. DiNicola had accrued under the Company’s Supplemental Executive Retirement Plan had vested and he was paid a lump sum of $708,422. Effective August 1, 2002, Mr. DiNicola entered into a five year consulting agreement under which he will provide consulting services to the Company for an annual fee of $150,000.

Other Compensation

     On July 10, 2002, the Company entered into a Severance Agreement with Alan Shor in connection with his resignation as President and Chief Operating Officer of the Company. Under this agreement, Mr. Shor is entitled to receive, subject to continuing compliance with the terms of the Agreement, his annual base salary of $425,000 at the time of his resignation for each of the next three years. In addition, all unvested options and restricted stock previously granted to Mr. Shor under the Company’s Stock Incentive Plan vested at the termination of his employment. Benefits Mr. Shor had accrued under the Company’s Supplemental Executive Retirement Plan had also vested and he was paid a lump sum of $147,893 under that Plan. Mr. Shor also is entitled to receive certain other benefits under the Company’s benefit plans as set forth in the Agreement.

Executive Severance Arrangements

     In 1994, the Company adopted an executive severance plan for its executives (the “Severance Plan”), which becomes operative upon the occurrence of certain events, such as termination without cause (as defined in the Severance Plan). Under the Severance Plan, as amended effective May 20, 1995, Executive Vice Presidents (who are not parties to Executive Employment Agreements), Company Senior Vice Presidents and Division Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and directors, and Division Senior Vice Presidents, Vice Presidents and directors are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay.

Other Employment Agreements

     Effective August 1, 2001, the Company entered into Employment Agreements with certain of its senior officers and other key employees. The agreements are intended to supplement any other programs sponsored by the Company, including, but not limited to, the Company’s severance and stock option plans. The Agreements have three year terms.

     If any party to an agreement is terminated within two years following a Change of Control (as defined therein), for any reason other than cause or disability (as defined), or if a party terminates his or her employment with the Company for good reason (as defined), the Company shall: (1) pay an amount equal to three times the employee’s base pay as of the date of termination; (2) pay an amount equal to three times the average annual cash bonus paid to employee for the two fiscal years immediately preceding the date of termination; (3) for three years following the date of termination of employment, provide to the party and anyone entitled to claim under or through the party all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (4) pay a lump sum equal to the actuarial equivalent of the benefits that would have accrued to the party under the Supplemental Executive Retirement Plan. Under the agreements, an employee is eligible to receive between 35-50% of his or her base salary in accordance with the Executive Bonus Program. The Agreements are required to be assumed by any successor to the Company by merger or otherwise.

Director Compensation

     During Fiscal Year 2002, each non-employee director of the Company received an annual retainer fee of $15,000, and a $3,000 fee for each board meeting attended in person and a $1,000 fee for each meeting attended by telephone. A chairman of a committee of the Board of Directors received an additional annual retainer fee of $2,500, and each committee member received $1,000 for each committee meeting attended, whether in person or by telephone. Non-employee directors also received annual grants of options to purchase 5,000 shares of Common Stock under the Company’s Outside Directors’ 1995 Stock Option Plan. The Board is currently in the process of reevaluating its director compensation for Fiscal Year 2003.

Director Indemnification Arrangements

     During 1993, each of the Company and Zale Delaware, Inc., a wholly owned subsidiary of Zale Corporation, entered into indemnification agreements (the “Indemnification Agreements”) with the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his service as a director, officer, employee or agent of the Company subsequent to July 21, 1993, provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company or Zale Delaware, Inc., as applicable, and, with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement also provides for the advance of expenses incurred by the director in defending any proceeding. The Company has entered into similar agreements with all directors elected to the Board for the first time since 1993 and may enter into similar agreements with any new directors elected in the future.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     Subject to the final decision of the Board of Directors, the Compensation Committee (the “Committee”) actively reviews the proposed compensation of the Company’s Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee administers the Company’s Omnibus Stock Incentive Plan and its other incentive compensation plans.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s executive compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company’s executive compensation program consists of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, and other potential equity incentives, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     Base Salaries. It is the Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     Bonuses. Annual bonuses available to the Company’s executive officers under the Executive Bonus Program are based upon the Company’s financial performance as measured by overall corporate net income targets and overall net income as a percentage of total sales, as set forth in the Company’s annual financial plan.

     Bonus opportunity is calculated as a percentage of the recipient’s base salary. Specifically, all participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net income dollar bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its target of net income as a percentage of sales. For Fiscal Year 2002, no bonus could be achieved if the Company failed to attain at least a minimum threshold net income dollar target, and no bonus could be achieved if the Company failed to attain at least the minimum threshold for net income as a percentage of sales. The Committee and the Board, in their sole discretion may adjust the amount and timing of bonus payments under the program to address special or unusual circumstances. For Fiscal Year 2002, there were no bonus payments made pursuant to the Executive Bonus Program.

     For fiscal year 2003, the annual bonuses available to the Company’s executive officers will remain based upon the Company’s financial performance as measured by overall corporate net income dollar targets and overall net income as a percentage of total sales, as set forth in the Company’s annual financial plan.

     The bonus opportunity will continue to be calculated as a percentage of the recipient’s base salary. Specifically, all participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net income dollar bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its net income as a percentage of sales target. No bonus can be achieved if the Company fails to attain at least a minimum threshold for net income. No bonus can be achieved if the Company fails to attain a minimum threshold for net income as a percentage of sales. The Committee and the Board, in their sole discretion may adjust the amount and timing of bonus payments under the program to address special or unusual circumstances.

     Equity Incentives. The Company’s Omnibus Stock Incentive Plan currently forms the basis for the Company’s long-term incentive plan for executives and key employees. The Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock, stock bonuses and phantom stock. To date, only stock options and restricted stock have been issued in connection with the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in employment of the Company and to acquire a proprietary interest in the long-term success of the Company.

     During Fiscal Year 2002, option awards were made to approximately 100 of the Company’s employees covering an aggregate of 610,700 shares of Common Stock. All options were granted with an exercise price equal to the fair market value of the Company’s Common Stock as of the day before the grant date, have a term of ten years, and become exercisable 25% per year beginning one year from the grant date.

     The Committee, in satisfying its duty to establish the compensation levels of the Company’s Chief Executive Officer and its other corporate officers, considered and approved management’s recommendations for the 2002 Fiscal Year with respect to changes to the elements and levels of compensation paid to such officers. The Committee consulted with the Company’s human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Committee, in its role as administrator of the Stock Incentive Plan, intends to review periodically with the Company’s human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

     Compensation of the Chief Executive Officer. Ms. Forté was appointed President and Chief Executive Officer effective August 1, 2002. Upon this appointment, Ms. Forté and the Company entered into a three year employment agreement under which Ms. Forté is entitled to receive an annual base salary of $600,000. This base salary is subject to annual review and potential increase by the Board of Directors. In establishing Ms. Forté’s base salary, the Company primarily considered Ms. Forté’s extensive retail experience, her previous level of responsibility and her past performance and knowledge of the Company. In July 2002, Ms. Forté was awarded a stock option grant to purchase up to 200,000 shares of the Company’s common stock. The stock option grant vests over four equal annual installments. The Compensation Committee believes that these stock option awards are consistent with the purposes of the Stock Incentive Plan to properly align the interests of Ms. Forté and the Company’s stockholders and will encourage Ms. Forté to remain in the employ of the Company for the term of her employment agreement. For a description of the terms of Ms. Forté’s employment agreement, see “Executive and Director Compensation-Employment Agreements.”

     Mr. DiNicola retired as Chief Executive Officer and became a non-employee Chairman of the Board at the end of Fiscal Year 2002. Through the end of Fiscal Year 2002, Mr. DiNicola was compensated under an employment agreement dated August 1, 2001. Under his employment agreement as Chairman of the Board and Chief Executive Officer, Mr. DiNicola received a base salary of $1,250,000. In establishing Mr. DiNicola’s base salary, the Company primarily considered Mr. DiNicola’s extensive retail experience, his previous level of responsibility and his past performance.

     Section 162(m). Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a “covered employee” in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. The Stock Incentive Plan and Executive Bonus Plan have been designed to meet the regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the Stock Incentive Plan and Executive Bonus Plan bonuses will generally be excluded from the deduction limit. Moreover, the Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company’s interests are best served in some circumstances by providing compensation which is subject to the deductibility limitation imposed by Section 162(m). Accordingly, the Committee retains the discretion to authorize compensation that does not qualify for income tax deductibility.

Richard C. Marcus, Chairman Peter P. Copses Andrew H. Tisch

Corporate Performance Graph

     The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index, the S&P Smallcap Specialty Store Index, and the S&P 600 Smallcap Index for the period since August 1, 1997. Our former industry index, the S&P Smallcap Retail (Specialty) Index is no longer published and has been replaced with the S&P Smallcap Specialty Store Index. The comparison assumes $100 was invested on August 1, 1997 in the Company’s Common Stock and in each of the three indices and, for the S&P 500 Index, the S&P Smallcap Specialty Store Index and the S&P 600 Smallcap Index, assumes reinvestment of dividends. The Company has not paid any dividends.

	7/31/97	1/31/98	7/31/98	1/31/99	7/31/99	1/31/00	7/31/00	1/31/01	7/31/01	1/31/02	7/31/02

Zale Corporation	100.00	112.64	142.53	150.86	183.91	164.37	171.84	171.49	155.17	208.97	138.39
S&P 500	100.00	103.56	119.28	137.20	143.38	151.40	156.25	150.03	133.87	125.83	102.25
S&P Smallcap Spec	100.00	105.74	121.82	106.97	115.65	89.22	101.65	108.91	130.31	159.20	142.24
S&P 600 Smallcap	100.00	103.85	103.78	103.20	108.81	113.84	122.49	136.98	137.21	141.17	120.17

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Commission initial reports (“Form 3”) of beneficial ownership and reports of changes (“Form 4” and “Form 5”) in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for the year ended July 31, 2002.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Robert J. DiNicola retired as Chairman of the Company in September 2000. However, at the request of the Company’s Board of Directors, he remained as a non-employee member of the Company’s Board of Directors. So that Mr. DiNicola would not experience any loss as a result of his agreement to continue as a member of the Company’s Board, the Company extended to Mr. DiNicola a full recourse, $2.2 million loan, bearing interest at a rate of 8.74 percent per annum, for the sole purpose of allowing Mr. DiNicola to exercise options to purchase 125,000 shares of the Company’s common stock prior to expiration of the options. Pursuant to a pledge agreement, the Company was granted a security interest in the 125,000 shares acquired by Mr. DiNicola upon exercise of the option. Under the loan agreement, the loan was to be repaid no later than December 4, 2002, or the date Mr. DiNicola sold any of the shares acquired pursuant to the option. On January 15, 2002, Mr. DiNicola sold the shares, and repaid the entire outstanding principal balance on the loan. In recognition of Mr. DiNicola’s continued services to the Company following his re-election as Chairman and Chief Executive Officer, effective February 21, 2001 through the end of Fiscal Year 2002, Mr. DiNicola received additional compensation in the amount of the accrued interest under the loan.

     In April 2001, to facilitate Mr. DiNicola’s relocation to Dallas following his re-election as Chairman and Chief Executive Officer, the Company extended to Mr. DiNicola a full recourse, $2.1 million loan, bearing interest at a rate of 7.25 percent per annum, the proceeds of which were used by Mr. DiNicola to purchase a home in Dallas, Texas. As security for repayment of the loan, the Company had a first priority mortgage on the property. Under the loan agreement, payments of interest were due each month, with the entire principal amount to be repaid in August 2006. On July 16, 2002, Mr. DiNicola repaid the entire outstanding principal balance on the loan, along with all accrued interest.

     During fiscal year 2002, the Company retained the firm of Whitehead Mann, Inc. to perform a Chief Executive Officer search for the Company. A. David Brown, a director of the Company, serves as Managing Partner of Whitehead Mann. In exchange for the executive search services, Whitehead Mann received fees of approximately $330,000.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee are Glen Adams, Charles H. Pistor, Jr. and A. David Brown. The Board of Directors has determined that during 2002, each member of the committee was independent under the rules of the New York Stock Exchange. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings.

     The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended July 31, 2002.

     The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit committees, as amended, and issued by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services, which are set forth below and has determined that the provision of the non-audit services are compatible with the firm’s independence.

     Based on the reviews and the discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2002.

     The foregoing report is furnished by the members of the Audit Committee:

Glen Adams, Chairman A. David Brown Charles H. Pistor, Jr.

Change in Certifying Accountant

     On June 5th, 2002, the Board of Directors of the Company, upon recommendation of the Company’s Audit Committee, ended the engagement of Arthur Andersen LLP as the Company’s accountants for the fiscal year ending July 31, 2002, effective immediately.

     Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for each of the fiscal years ended July 31, 2001, and July 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended July 31, 2001 and July 31, 2000, and through the date hereof, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years. There were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

     During the fiscal years ended July 31, 2001, and July 31, 2000, and through the date hereof, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

     Arthur Andersen LLP was provided a copy of the above disclosures, also set forth in our current report on Form 8-K filed with the SEC on June 6, 2002, and was requested to furnish the Company with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. Arthur Andersen LLP’s letter concurring with the disclosures was filed as an exhibit to the Form 8-K.

Fees of KPMG LLP

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the year ended July 31, 2002 were $293,500.

     Financial Information System Design and Implementation Fees. There were no fees billed by KPMG LLP for professional services rendered for financial information systems design and implementation for the year ended July 31, 2002.

     All Other Fees. The aggregate fees billed by KPMG LLP for professional services rendered, other than for the services described above, were $78,877 for the year ended July 31, 2002.

Fees of Arthur Andersen LLP

     Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP in preparation for the audit of the Company’s financial statements and for the reviews of financial statements included in the Company’s quarterly reports on Form 10-Q for the year ended July 31, 2002 were $215,599.

     Financial Information System Design and Implementation Fees. There were no fees billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for the year ended July 31, 2002.

     All Other Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered, other than for the services described above, were $1,442,877 for the year ended July 31, 2002. These other services primarily related to tax services and reviews of financial statements of our employee benefit plans.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has served as the Company’s independent public accountants since June 2002, and has been reappointed by the Board of Directors to serve in that capacity for the upcoming fiscal year. The Company has been advised that no member of KPMG LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of KPMG LLP is expected to attend the Annual Meeting and will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

     Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the upcoming fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent public accountants.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

VOTING REQUIREMENTS

     In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock, as of September 17, 2002, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker-non votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

     With regard to Proposal No. 2, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Under applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of Proposal No. 2.

     If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, and FOR the ratification of the appointment of KPMG LLP as the Company’s independent public accountant, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company’s Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company’s books and (B) the class and number of shares of the Company that are owned of record by such stockholder. See “Stockholder Proposals” for additional requirements.

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8(e) promulgated under the Securities and Exchange Act of 1934, as amended, stockholder proposals to be included in the Company’s Proxy Statement relating to the 2003 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than June 3, 2003, at the Company’s principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department.

     Pursuant to the Company’s Bylaws, to be timely, notice of business to be brought before a stockholders meeting and notice by a stockholder of nominations for election of a director at a meeting of stockholders, must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. However, in the event that there is less than 70 days’ notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten (10) days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the sixtieth day before the anniversary date of the last annual meeting (November 1st is the date of the 2002 Annual Meeting), assuming that such sixtieth day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with other applicable procedures set forth in the Company’s Bylaws. See “Stockholder Nomination of Director Candidates.” The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report and Form 10-K for the fiscal year ended July 31, 2002, as filed with the Securities and Exchange Commission. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations, MS 6B-3. The Company’s 10-K and Annual Report is available online at www.zalecorp.com.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

Hilary Molay Vice President,General Counsel and Secretary

ATTN: INVESTOR RELATIONS MS 6B3 901 WEST WALNUT HILL LANE IRVING, TX 75038	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12- digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ZALC01 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors

1.	To elect eight directors for terms that will expire at the 2003 annual meeting of stockholders;

01) Robert J. DiNicola 02) Glen Adams 03) A. David Brown 04) Peter P. Copses	05) Mary L. Forte 06) Richard C. Marcus 07) Charles H. Pistor, Jr. 08) Andrew H. Tisch	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _____________________________________

		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2003; and	[ ]	[ ]	[ ]

3.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the Annual Meting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 1, 2002

The stockholder(s) hereby appoints Mary L. Forté and Sue E. Gove, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on November 1, 2002, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ATTN: INVESTOR RELATIONS MS 6B3 901 WEST WALNUT HILL LANE IRVING, TX 75038	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12- digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ZALC03 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors

1.	To elect eight directors for terms that will expire at the 2003 annual meeting of stockholders;

01) Robert J. DiNicola 02) Glen Adams 03) A. David Brown 04) Peter P. Copses	05) Mary L. Forte 06) Richard C. Marcus 07) Charles H. Pistor, Jr. 08) Andrew H. Tisch	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _____________________________________

		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending July 31, 2003; and	[ ]	[ ]	[ ]

3.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the Annual Meting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

October 1, 2002

Re: Zale Corporation Savings & Investment Stock Trust

Dear Plan Participant:

The Annual Meeting of Stockholders of Zale Corporation is scheduled for November 1, 2002.

As a participant in the above Plan, you have the right to direct State Street Bank & Trust Company, as the Trustee, as to how to vote the shares of Zale Corporation allocated to your Plan account. The Trustee will vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The number of shares you are eligible to vote is based on your balance in the Plan on September 17, 2002, the record date for the determination of shareholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by State Street Bank.

If, in addition to your Plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to respond to each Proxy or Voter Instruction Card individually. You can cast your vote by one of the following methods: phone, internet or mail. When voting by phone or internet, you do not need to send in the proxy card.

We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote your shares. Because the shares in the Plan are registered in the name of State Street Bank, as Trustee, you will not be able to vote your shares in the Plan in person at the Meeting on November 1, 2002. Please respond to your Voter instruction card as soon as possible. Instructions received after 9:00 a.m. Eastern Standard time on October 30, 2002 will not be counted.

Sincerely,

State Street Bank and Trust Company,
Trustee of the Zale Corporation Savings & Investment Stock Trust

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 1, 2002

The stockholder(s) hereby appoints Mary L. Forté and Sue E. Gove, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on November 1, 2002, at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE